Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-249408 and 333-265820) and on Form F-3 (Nos. 333-258351 and 333-24060) of IMMATICS N.V. of our report dated March 22, 2023 relating to the financial statements, which appears in this Form 20-F.

Stuttgart, Germany

March 22, 2023

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefanie Fink Wirtschaftsprüferin (German Public Auditor)	/s/ ppa. Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)